Exhibit 10.1

AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”), dated as of February 10, 2020, is made by and between SYYM LLC, as noteholder and collateral agent (the “Holder”), MariMed, Inc. (“MariMed”) and MariMed Hemp, Inc., as co-borrowers (the “Borrowers”) and each other Person executing this Agreement as a “Loan Party.”

WHEREAS, the Holder and the Borrowers entered into a Facility Agreement dated as of June 4, 2019 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Facility Agreement”), whereby the Borrowers issued to the Holder, and the Holder acquired from the Company, a Promissory Note due January 31, 2020, in the aggregate original principal amount of $10,000,000 (the “Original Note”); and

WHEREAS, the Holder and the Borrowers now desire to amend and restate the Original Note to the form attached hereto as Exhibit A (the “A&R Note”) and in accordance with certain other additional agreements as described herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Agreement shall have the respective meanings given such terms in the Facility Agreement or the A&R Note, as applicable.

2. Certain Reaffirmations and Reconfirmation of Security Interest.

(a) The outstanding principal balance of the Original Note and Exit Charge in the aggregate amount of $11,500,000 were due and payable on January 31, 2020, and the Borrowers did not pay such amount to the Holder on such date.

(b) The Facility Agreement, the Original Note and the other Transaction Documents are legal, valid, binding and enforceable against the Borrowers in accordance with their respective terms. The terms of the Transaction Documents remain unchanged, except as modified pursuant to the Amendment Documents (as defined below).

(c) The Borrowers’ respective obligations under the Transaction Documents are not subject to any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever.

(d) Holder has valid, enforceable and perfected security interests in and liens on the Collateral and, following the Effective Date, the Additional Collateral as to which there are no setoffs, deductions, claims, counterclaims, or defenses of any kind or character whatsoever.

(e) Nothing herein shall impair or limit the continuation of the liens and security interests granted to the Holder under the Facility Agreement, which liens are continued in full force and effect pursuant to and as provided therein. Following the Effective Date (as defined below), the Borrowers agree that any reference to the “Note” in the Facility Agreement and the other Transaction Documents means the A&R Note. The Borrowers acknowledge the continuing existence and priority of all liens and security interests granted, conveyed, and assigned pursuant to the Facility Agreement in accordance with the terms thereof, and agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as the Holder requests in order to perfect, preserve, and protect such liens and security interests.

(f) The Holder has fully and timely performed all of its obligations and duties in compliance with the Transactions Documents and applicable law, and has acted reasonably, in good faith, and appropriately under the circumstances.

(g) In further consideration of the Holder’s execution of this Agreement, each Borrower, on behalf of itself and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents and attorneys hereby forever, fully, unconditionally and irrevocably waive and release the Holder and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, attorneys and agents (collectively, the “Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by the Holder or any other Releasee with respect to the Original Note and the other Transaction Documents (collectively, the “Claims”). Each Borrower further agrees that neither of them shall commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to prosecute, collect or enforce any Claim.

3. Representations and Warranties. Each Loan Party represents and warrants, severally and jointly, to the Holder that:

(a) Authorization; Enforcement. Each Loan Party has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the A&R Note and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the A&R Note by each Loan Party and the consummation by each of them of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each such Loan Party and no further action is required by any Loan Party in connection herewith or therewith. This Agreement and the A&R Note have been (or upon delivery will have been) duly executed by each Loan Party and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation each such Loan Party enforceable against each such Loan Party in accordance with its terms.

(b) No Conflicts. The execution, delivery and performance by each Loan Party of this Agreement and the A&R Note, and the consummation by each of them of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of such Loan Party’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of any Loan Party, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, securities purchase agreement, debt or other instrument (evidencing a Loan Party Indebtedness or otherwise) or other understanding to which any Loan Party is a party or by which any property or asset of any Loan Party is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which a Loan Party is subject (including federal and state securities laws and regulations), or by which any property or asset of a Loan Party is bound or affected.

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(c) Absence of Defaults. Giving effect to the terms and provisions of this Agreement, no Event of Default has occurred or is continuing, and each Borrower has complied in all material respects with their respective obligations under the Transaction Documents.

(d) Solvency. Based on the consolidated financial condition of each such Loan Party as of the Effective Date, after giving effect to the transactions contemplated hereunder: (i) the fair saleable value of such Loan Party’s tangible assets exceeds the amount that will be required to be paid on or in respect of such Loan Party’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) such Loan Party’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by such Loan Party, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of such Loan Party, together with the proceeds such Loan Party would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. Such Loan Party does not intend to incur Indebtedness beyond its ability to pay such Indebtedness as it matures (taking into account the timing and amounts of cash to be payable on or in respect of its Indebtedness).

(e) Representations and Warranties in Transaction Documents. The representations and warranties set forth in each Transaction Document shall, in each case, be true and correct in all respects with the same effect as made on the date of this Agreement and the Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), in each case, except as set forth in the Company’s most recent periodic report filed with the Commission.

4. Conditions Precedent. The “Effective Date” shall have occurred when each of the following conditions have been satisfied:

(a) Holder has received a duly executed, “wet ink” original of this Agreement, the A&R Note, the Illinois Security Agreement, the Massachusetts Security Agreement (Springing), the Brands Security Agreement and the Pledge Agreement (collectively, the “Amendment Documents”);

(b) the Holders shall have received satisfactory evidence that all corporate and other proceedings that are necessary in connection with the Amendment Documents have been taken;

(c) the Borrowers shall have reimbursed the Agent and the Holders’ for fifty percent (50%) of their out-of-pocket reasonable legal fees incurred in connection with this Agreement, which is $25,000; and

(d) all statements set forth in Sections 2 and 3 herein shall be true and correct as of the date of this Agreement and the Effective Date, and the Holder shall have received a certificate, dated as of the Effective Date and in form and substance satisfactory to the Holder, duly executed and delivered by the Chief Executive Officer or Chief Financial Officer of each Borrower, in which certificate each such Borrower shall certify, represent and warrant that, on the date of this Agreement and at the Effective Date, (i) all statements, representations and warranties set forth in Sections 2 and 3 are true and correct immediately before and immediately after giving effect to the Effective Date, and (ii) all of the conditions set forth in this Section 4 have been satisfied.

5. Transaction Documents. Each Amendment Document is a Transaction Document. In addition, all references in the Transaction Documents to the “Note” shall be deemed to mean the A&R Note. The Amendment Documents, together with the other Transaction Documents, are the entire agreement among the parties with respect to the subject matter hereof.

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6. No Modification. Except as set forth in the Amendment Documents, nothing shall be deemed or construed to amend, supplement or modify the other Transaction Documents or otherwise affect the rights, remedies and/or obligations of any party thereto, all of which remain in full force and effect.

7. Successors and Assigns; Survival. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto, and each of their respective successors and assigns. The representations and warranties of the Borrowers shall survive the consummation of the transactions contemplated by this Agreement.

8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties submit to the non-exclusive jurisdiction of the state courts located in New York County, New York for any action, proceeding or dispute arising out of this Agreement.

9. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

14. Announcement. The Company shall have filed a Form 8-K announcing the terms of this Agreement and filing this Agreement as an exhibit thereto on or before 5:30 p.m. (local time in New York, New York) on the second Business Day after the date of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MariMed, Inc., as a Borrower and a Loan Party	MariMed Hemp, Inc., as a Borrower and a Loan Party

By	By
Name:	Name:
Title:	Title:

KPG of Anna LLC, as a Loan Party	KPG of Harrisburg LLC, as a Loan Party

By	By
Name:	Name:
Title:	Title:

ARL Healthcare, Inc., as a Loan Party	SYYM LLC, as Holder and Collateral Agent

By	By
Name:	Name:	Brett Cohen
Title:	Title:	President

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